EXHIBIT 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Debra Hart	The Ardell Group Amy Peterson
Phone: (858) 535-4217	Phone: (858) 792-4974
E-Mail: dhart@amcc.com	E-Mail: amy@ardellgroup.com

Tuesday, January 20, 2004

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

THIRD QUARTER FISCAL 2004 FINANCIAL RESULTS

SAN DIEGO—January 20, 2004—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the third quarter of fiscal 2004.

Net revenues for the third quarter of fiscal 2004 were $38.2 million, up 52% sequentially from the $25.1 million reported in the second quarter of fiscal 2004. Year over year, net revenues for the third quarter of fiscal 2004 were up 81% from the $21.1 million reported in the third quarter of fiscal 2003.

The net loss for the third quarter of fiscal 2004 on a generally accepted accounting principles (GAAP) basis was $26.4 million or $0.09 per share, compared with a net loss of $22.9 million or $0.08 per share for the second quarter of fiscal 2004 and a net loss of $39.1 million or $0.13 per share for the third quarter of fiscal 2003. The pro forma net loss for the third quarter of fiscal 2004 was $7.1 million or $0.02 per share, compared to the pro forma net loss of $6.9 million or $0.02 per share in the second quarter of fiscal 2004 and the pro forma net loss $15.1 million or $0.05 per share in the third quarter of fiscal 2003.

Net revenues for the nine months ended December 31, 2003 were $83.8 million compared to $81.5 million reported for the nine months ended December 31, 2002.

The GAAP net loss for the nine months ended December 31, 2003 was $102.7 million or $0.34 per share, compared to the net loss of $516.4 million or $1.72 per share for the nine months ended December 31, 2002. The pro forma net loss for the nine months ended December 31, 2003 was $23.1 million or $0.08 per share, compared with the pro forma net loss of $41.7 million or $0.14 per share for the nine months ended December 31, 2002.

On September 30, 2003, AMCC acquired certain assets and licenses to property associated with IBM’s PowerPRS Switch Fabric product line. The consolidated operating results for the quarter ended December 31, 2003 reflect the operating results of the PRS business from the date of acquisition. On October 28, 2003, AMCC completed the acquisition of JNI Corporation for a purchase price of approximately $213.7 million, consisting of $196.4 million in cash and options to purchase approximately 4.3 million shares of AMCC’s common stock. The consolidated operating results for the quarter ended December 31, 2003 reflect the operating results of JNI Corporation subsequent to the date of the acquisition.

Revenue As Reported (in thousands):

	Quarter Ended
	Sept 30, 2003	Dec 31, 2003	Sequential % change
AMCC:
Communications	$21,828	$26,030	19%
Non-Communications	3,291	2,050	-38%

Subtotal	25,119	28,080	12%
PRS acquisition	—	5,095	N/A
JNI (from the date of acquisition)	—	5,014	N/A

Total revenue reported	$25,119	$38,189	52%

The following supplemental revenue table shows the revenue that would have been reported had AMCC and JNI been combined for each of the past two quarters (in thousands):

	Quarter Ended
	Sept 30, 2003	Dec 31, 2003	Sequential % changes
AMCC:
Communications	$21,828	$26,030	19%
Non-Communications	3,291	2,050	-38%

Subtotal	25,119	28,080	12%
PRS acquisition	—	5,095	N/A
JNI (full quarters)	6,012	7,034	17%

Total	$31,131	$40,209	—

Commenting on the results, Dave Rickey, Chairman of the Board, President and Chief Executive Officer said, “I am encouraged by the business momentum I see from our customers, as well as our product traction at the major accounts. We believe that our heavy investment in leadership products has positioned AMCC well as the industry rebounds.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude the following items which are required by GAAP: cumulative effect of accounting changes, goodwill and other purchased intangible asset impairment charges, restructuring costs, on-going amortization of purchased intangibles, acquired in-process research and development charges, stock-based compensation charges related to acquired companies, certain excess inventory charges and benefits, payroll tax effects of certain stock option exercises, and net gains and losses related to strategic equity investments and real estate transactions. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of GAAP to pro forma net loss, which quantifies the amounts excluded from pro forma basis results.

For More Information

AMCC management will be holding a conference call today, January 20, 2004, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the third quarter of fiscal 2004 and to provide guidance for the fourth quarter of fiscal 2004. You may access the conference call via any of the following:

Teleconference:	719-457-2618
Conference ID:	616689
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820 (available for 7 days following the call)

AMCC Overview

AMCC designs, develops, manufactures, and markets silicon networking solutions for global wide area networks (WAN) and storage area networks (SAN). The Company’s proven design expertise, coupled with system-level knowledge and multiple silicon process technologies, provides integrated circuits that span the complete WAN PHY-to-fabric roadmap and a robust portfolio of networked storage products addressing Host Bus Adapters, storage array, switching, and SAN extension requirements. The Company’s system solution portfolio addresses the high-performance needs of both transport and switching and routing applications within the evolving intelligent optical network, as well as Fibre Channel hardware and software products for high-growth networked storage. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com or call our shareholder information line at (888) 982-AMCC (2622).

This news release contains forward-looking statements, including statements regarding customers’ business momentum and the Company’s product traction that are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, manufacturing capacity and execution, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements.

-Financial Tables Follow

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	December 31, 2003	March 31, 2003
	(unaudited)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$845,694	$1,036,140
Accounts receivable, net	19,526	5,634
Inventories	7,890	7,178
Other current assets	18,452	23,623

Total current assets	891,562	1,072,575
Property and equipment, net	39,593	62,035
Other assets	2,206	759
Purchased intangibles	245,012	88,219

Total assets	$1,178,373	$1,223,588

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,575	$12,689
Other current liabilities	51,194	37,446
Current portion of long-term debt & capital leases	265	1,265

Total current liabilities	78,034	51,400
Long-term debt & capital leases	103	—
Stockholders’ equity	1,100,236	1,172,188

Total liabilities and stockholders’ equity	$1,178,373	$1,223,588

Certain year-end amounts have been reclassified to conform with the current period presentation.

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Nine months ended
	Dec 31, 2003	Sept 30, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
Net revenues	$38,189	$25,119	$21,114	$83,823	$81,488
Cost of revenues	17,471	9,485	14,327	36,739	48,469

Gross profit	20,718	15,634	6,787	47,084	33,019
Operating expenses:
Research and development	30,052	26,102	32,040	85,280	100,978
Selling, general and administrative	13,493	11,037	14,467	34,892	45,782
Stock-based compensation:
Research and development	2,142	3,579	10,467	14,846	62,557
Selling, general and administrative	375	1,043	4,286	4,826	55,020
Amortization of purchased intangibles	689	—	—	689	—
Acquired in-process research and development	16,100	5,700	—	21,800	—
Impairment of goodwill and other intangible assets	—	—	—	—	204,284
Restructuring charges (benefits)	(200)	—	—	23,298	5,500

Total operating expenses	62,651	47,461	61,260	185,631	474,121

Operating loss	(41,933)	(31,827)	(54,473)	(138,547)	(441,102)
Interest and other income, net	15,493	8,919	15,414	35,807	26,932

Loss before income taxes	(26,440)	(22,908)	(39,059)	(102,740)	(414,170)
Income taxes	—	—	—	—	—

Loss before cumulative effect of accounting change	(26,440)	(22,908)	(39,059)	(102,740)	(414,170)
Cumulative effect of accounting change	—	—	—	—	(102,229)

Net loss	$(26,440)	$(22,908)	$(39,059)	(102,740)	$(516,399)

Basic and diluted loss per share:
Loss per share before cumulative effect of accounting change	$(0.09)	$(0.08)	$(0.13)	$(0.34)	$(1.38)

Loss per share	$(0.09)	$(0.08)	$(0.13)	$(0.34)	$(1.72)

Weighted average shares	306,823	305,195	301,622	305,273	300,711

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Nine months ended
	Dec 31, 2003	Sept 30, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
Net revenues	$38,189	$25,119	$21,114	$83,823	$81,488
Cost of revenues	14,132	8,795	12,355	30,920	41,498

Gross profit	24,057	16,324	8,759	52,903	39,990
Operating expenses:
Research and development	30,038	26,099	32,040	85,261	100,974
Selling, general and administrative	13,414	11,036	14,467	34,810	45,782

Total operating expenses	43,452	37,135	46,507	120,071	146,756

Operating loss	(19,395)	(20,811)	(37,748)	(67,168)	(106,766)
Interest and other income, net	7,080	8,919	11,751	27,394	34,919

Loss before income taxes	(12,315)	(11,892)	(25,997)	(39,774)	(71,847)
Income tax benefit	(5,171)	(4,994)	(10,918)	(16,703)	(30,175)

Net loss	$(7,144)	$(6,898)	$(15,079)	$(23,071)	$(41,672)

Diluted loss per share:
Loss per share	$(0.02)	$(0.02)	$(0.05)	$(0.08)	$(0.14)

Weighted average shares	306,823	305,195	301,622	305,273	300,711

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET LOSS

(unaudited)

(in thousands)

	Three months ended			Nine months ended
	Dec 31, 2003	Sept 30, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
GAAP net loss	$(26,440)	$(22,908)	$(39,059)	$(102,740)	$(516,399)
Adjustments:
Stock-based compensation related to acquired companies	2,670	4,793	15,153	20,214	119,833
Amortization of purchased intangibles	3,865	1,572	1,572	7,008	4,715
Impairments of goodwill and other intangibles	—	—	—	—	204,284
Cumulative effect of accounting change	—	—	—	—	102,229
Restructuring costs / (benefits)	(200)	—	—	23,298	5,500
Valuation allowance for strategic equity investments	—	—	—	—	11,650
Gain on the sale of real estate	(7,551)	—	(3,663)	(7,551)	(3,663)
Realized gains on strategic equity investments	(862)	—	—	(862)	—
Sale of excess inventory benefit	—	(1,053)	—	(1,053)	—
Acquired in-process research and development	16,100	5,700	—	21,800	—
Payroll taxes on certain stock option exercises	103	4	—	112	4
Income tax adjustments	5,171	4,994	10,918	16,703	30,175

Total GAAP to pro forma adjustments	19,296	16,010	23,980	79,669	474,727

Pro forma net loss	$(7,144)	$(6,898)	$(15,079)	$(23,071)	$(41,672)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended			Nine months ended
	Dec 31, 2003	Sept 30, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
GROSS PROFIT:
GAAP gross profit	$20,718	$15,634	$6,787	$47,084	$33,019
Amortization of purchased intangibles	3,176	1,572	1,572	6,319	4,715
Sale of excess inventory benefit	—	(1,053)	—	(1,053)	—
Stock-based compensation related to acquired companies	153	171	400	542	2,256
Payroll taxes on certain stock option exercises	10	—	—	11	—

Pro forma gross profit	$24,057	$16,324	$8,759	$52,903	$39,990

OPERATING EXPENSES:
GAAP operating expenses	$62,621	$47,461	$61,260	$185,631	$474,121
Amortization of purchased intangibles	689	—	—	689	—
Acquired in-process research and development	16,100	5,700	—	21,800	—
Impairments of goodwill and other intangible assets	—	—	—	—	204,284
Stock-based compensation related to acquired companies	2,517	4,622	14,753	19,672	117,577
Restructuring costs (benefits)	(200)	—	—	23,298	5,500
Payroll taxes on certain stock option exercises	93	4	—	101	4

Pro forma operating expenses	43,452	37,135	46,507	$120,071	$146,756

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$15,493	$8,919	$15,414	$35,807	$26,932
Gain on the sale of real estate	(7,551)	—	(3,663)	(7,551)	(3,663)
Realized gains on strategic equity investments	(862)	—	—	(862)	—
Valuation allowance for strategic equity investments	—	—	—	—	11,650

Pro forma other income (expense), net	$7,080	$8,919	$11,751	$27,394	$34,919